Exhibit 99.1

C O N F I D E N T I A L ($000s) 2020A 2019A Assets Current assets Cash and cash equivalents 18,528 41,197 Other current assets 627 1,056 Total current assets 19,155 42,253 Fixed assets, net and other assets 1,026 1,285 Total assets 20,181 43,538 Liabilities, preferred stock and stockholders’ equity Current liabilities Note payable 114 - Accounts payable 876 969 Accrued expenses 2,445 1,823 Deferred revenue 490 3,920 Total current liabilities 3,925 6,712 Note payable, LT 1,814 - Corporate bond, net of discount 1,462 1,305 Other long term liabilities 996 883 Total liabilities 8,197 8,900 Preferred stock 116,886 116,886 Stockholders’ deficit (104,902) (82,248) Total liabilities, preferred stock and stockholders’ deficit 20,181 43,538 Project Karibu Summary Historical Financials – Consolidated Balance Sheet 1 Source: Company financials Note: Audits completed to PCAOB standards. Financial position has been derived from Akili’s consolidated financial statements for the years ended December 31, 2019 and 2020, respectively.

C O N F I D E N T I A L ($000s) 2020A 2019A Revenue 3,939 19,986 Cost of sales 416 1,342 Gross profit 3,523 18,644 Operating expenses Research and development 15,418 21,265 Selling, general and administrative 13,541 18,877 Loss from operations (25,436) (21,498) Other (expense) income, net: Other income, interest expense, and income taxes, net (210) 864 Net loss (25,646) (20,634) Project Karibu Summary Historical Financials – Consolidated Statements of Operations 2 Source: Company financials Note: Audits completed to PCAOB standards. Financial position has been derived from Akili’s consolidated financial statements for the years ended December 31, 2019 and 2020, respectively. 1 2 3 1 During the historical period, Akili generated 2 3 the majority of its revenue through a collaboration and license arrangement with Shionogi for the development and commercialization of product candidates. R&D costs are expensed as incurred, and include personnel and related costs, consulting costs, external contract research and development expenses, as well as depreciation and utilities. G&A expenses include all patent-related costs incurred in connection with filing and prosecuting patent applications. G&A is also inclusive of $2.4mm of stockbased compensation expense in 2019 and $2.9mm in 2020.

C O N F I D E N T I A L ($000s) 2020A 2019A Cash flows from operating activities: Net loss (25,646) (20,634) Adjustments to reconcile net loss to net cash used in operating activities: Depreciation, non cash interest expense, loss on disposal of fixed assets, and premium of end of term payment 612 411 Stock-based compensation expense 2,898 2,378 Changes in operating assets and liabilities: Prepaid expenses and other current assets 303 883 Accounts payable (38) (1,538) Accrued expenses and other liabilities 770 (895) Deferred revenue (3,450) (9,986) Net cash used in operating activities (24,551) (29,381) Cash flows from investing activities: Acquisition of property and equipment (116) (461) Net cash provided by investing activities (116) (461) Cash flows from financing activities: Proceeds from note payable, net of issuance costs 1,998 - Proceeds from issuance of corporate bond and exercise of stock options, net of issuance costs - 4,938 Net cash provided by financing activites 1,998 4,938 Net increase (decrease) in cash, cash equivalents, and restricted cash (22,669) (24,904) Cash, cash equivalents, and restricted cash at beginning of period 41,502 66,406 Cash, cash equivalents, and restricted cash at end of period 18,833 41,502 Noncash investing and financing activities: Common stock warrants issued related to note payable 75 - Leasehold improvement allowance provided by landlord - 650 Debt discount on corporate bond - 3,805 Project Karibu Summary Historical Financials – Consolidated Statements of Cash Flows Source: Company financials 3 Note: Audits completed to PCAOB standards. Financial position has been derived from Akili’s consolidated financial statements for the years ended December 31, 2019 and 2020, respectively.